Exhibit 99.2

SOLENO THERAPEUTICS ANNOUNCES PRICING OF $200 MILLION PUBLIC OFFERING OF COMMON STOCK

REDWOOD CITY, Calif., July 10, 2025 (GLOBE NEWSWIRE) — Soleno Therapeutics, Inc. (Soleno) (Nasdaq: SLNO), a biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, announced today that it has priced its previously announced underwritten public offering of 2,352,941 shares of its common stock at a price to the public of $85.00 per share. All of the shares are being sold by Soleno. In addition, Soleno has granted the underwriters a 30-day option to purchase up to an additional 352,941 shares of its common stock at the public offering price. The gross proceeds from the offering are expected to be approximately $200 million before deducting underwriting discounts and commissions and other offering expenses, assuming no exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on or about July 11, 2025, subject to satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC, Guggenheim Securities, TD Cowen, Cantor and Oppenheimer & Co. are acting as joint book-running managers for the public offering.

Soleno intends to use the net proceeds from this offering to fund the commercialization of VYKATTM XR, the first approved therapy to address hyperphagia in individuals with Prader-Willi syndrome, which was approved by the U.S. Food and Drug Administration on March 26, 2025. Soleno also intends to use the proceeds from the public offering to fund its regulatory and market development activities in the European Union and further research and development efforts, as well as general corporate purposes, which may include working capital, capital expenditures, other clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses, though the company does not have agreements or commitments for any specific acquisitions at this time.

The shares are being offered pursuant to a registration statement on Form S-3ASR (File No. 333-276344), which became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on January 2, 2024. The offering is being made solely by means of a written prospectus and a prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering was filed with the SEC on July 10, 2025. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, New York 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (833) 297-2926 or by email at TD.ECM_Prospectus@tdsecurities.com; Cantor Fitzgerald & Co. by mail at Attention: Capital Markets, 110 East 59th Street, New York 10022 or by email at prospectus@cantor.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s first commercial product, VYKAT XR (diazoxide choline) extended-release tablets, formerly known as DCCR, is a once-daily oral treatment for hyperphagia in adults and children 4 years of age and older with Prader-Willi syndrome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the expected completion and timing of closing of the offering, the anticipated total gross proceeds from the offering, the anticipated use of proceeds therefrom, and all other statements that are not statements of historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, whether or not Soleno will be able to raise capital through the sale of securities or consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions, as well as risks and uncertainties inherent in Soleno’s business, including those described in Soleno’s Annual Report on Form 10-K for the year ended December 31, 2024, Soleno’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, prior press releases and in other filings and reports filed with the SEC. The events and circumstances reflected in Soleno’s forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Soleno does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578

Media Contact:

media@soleno.life